Exhibit 10(9)


















                             EXECUTIVE SUPPLEMENTAL
                           RETIREMENT INCOME AGREEMENT

                              Citizens Savings Bank
                               Frankfort, Indiana








                  Financial Institution Consulting Corporation
                                700 Colonial Road
                            Memphis, Tennessee 38117
                              WATS: 1-800-873-0089
                               FAX: (901) 68-7414
                                 (901) 684-7400


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         EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT


         This Agreement, made and entered into this 1st day of January, 1993, by and between Citizens Savings Bank, Frankfort, Indiana (the "Bank"), a banking corporation organized and existing under the laws of the State of Indiana, and CINDY CHAMBERS (the "Executive"), a key employee and executive.

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed for it by the Executive and wishes to encourage continued employment; and

         WHEREAS, the Executive wishes to be assured that she will be entitled to a certain amount of additional compensation for some definite period of time from and after her retirement from active service with the Bank or other termination of her employment and wishes to provide her beneficiary with benefits from and after her death; and

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after her retirement or other termination of her employment and/or death benefits to her beneficiary after her death; and

         WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for the Executive, a member of a select group of management or highly compensated employees of the Bank, for purposes of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the Bank has adopted this Executive Supplemental Retirement Income Agreement which controls all issues relating to Supplemental Retirement Income Benefit as described herein;

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         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the parties hereto agree as follows:

                                    SECTION I
                                   DEFINITIONS

         When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit" means that portion of the Supplemental Retirement Income Benefit which is required to be expensed and accrued under generally accepted accounting principles (GAAP) by any appropriate methodology which the Board of Directors may require in the exercise of its sole discretion. The Accrued Benefit shall be increased monthly by the greater of the Interest Factor or the accrual required under GAAP. At Normal Retirement Date, such Accrued Benefit shall be paid to the Executive in one hundred eighty (180) equal monthly installments using the Interest Factor to annuitize the benefit.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3      "Bank" means CITIZENS SAVINGS BANK and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in writing to the Bank to whom the Executive's benefits are payable in the event of her death. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

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1.5      "Cause"  means  personal   dishonesty,   willful  misconduct,   willful
         malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.6 "Children" means the Executive's children, both natural and adopted, then living at the time payments are due the Children under this Agreement.

1.7 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

1.8 "Cost of Funds" means total interest expense, divided by the monthly weighted average of total interest-bearing liabilities. The time frame for measuring Cost of Funds shall be the last twelve (12) complete months immediately prior to the event which triggered the need for measurement.

1.9      "Effective Date" means the date of execution of this Agreement.

1.10     "Estate" means the estate of the Executive.

1.11 "Financial Hardship" means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Executive or of a dependent of the Executive, loss of the Executive's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Executive's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or
         (iii) by cessation of deferral under the plan. Examples of what are not

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          considered to be  unforeseeable  emergencies  include the need to send the Executive's child to college or the decision to purchase a home.

1.12 "Financial Hardship Benefit" means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the extent reasonably needed to satisfy the emergency need. If a Financial Hardship Benefit is requested by the Executive or her Beneficiary and approved by the Bank in the exercise of its sole discretion, then the Financial Hardship Benefit may be paid in a lump sum within thirty (30) days of the event which triggers payment.

1.13 "Interest Factor" means monthly compounding of the greater of .667% or the Bank's Cost of Funds.

1.14 "Normal Retirement Date" means the first day of the month coincident with or next following the Executive's sixty-fifth (65th) birthday.

1.15 "Permanently and Totally Disabled" means the Executive has, for at least six (6) months, been unable to perform the services incident to her position with the Bank as a result of accidental bodily injury or sickness and that the status is likely to continue for an indefinite period, as reasonably determined subsequent to the expiration of the six (6) month period by a duly licensed physician selected in good faith by the Bank.

1.16 "Postponed Retirement Date" means the first day of the month coincident with or next following the Executive's termination of employment with the Bank after her Normal Retirement Date.

1.17 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.18     "Suicide" means the act of intentionally killing oneself.

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1.19     "Supplemental  Retirement  Income  Benefit"  means an  amount  equal to eighty (80%) percent of the highest base compensation earned by the Executive during any twelve (12) month period prior to the Executive's Normal Retirement Date: (i) less the actual annual amount provided through social security, and (ii) less the actual annual amount available to the Executive from Bank funding of tax-qualified plan(s). If no actual social security payments are to be received by the Executive as of Normal Retirement, the Executive shall be deemed to receive the amount of annual social security benefits (if any) for which the Executive is eligible as of Normal Retirement. If the Executive elects a payment option from a tax-qualified plan (or plans) which provides an actual annual benefit which is less than the annual benefit available to the Executive under a one hundred (100%) percent joint and survivor, ten year certain payment option, the Executive shall be deemed to receive an amount equal to the annual amount available under such one hundred (100%) percent joint and survivor, ten
         (10) year certain payment option. This net amount, which shall not exceed Thirty-Eight Thousand ($38,000.00) Dollars, shall be divided by twelve (12) and paid in monthly installments for a period of one hundred eighty (180) months.

1.20 "Survivor's Benefit" means an amount equal to the following: If the Executive's death occurs during the first year of the Agreement, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars, to cover the Executive's burial expenses. If the Executive's death occurs during the second, third, fourth or fifth years of the Agreement, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of: Fifteen Thousand ($15,000.00) Dollars, Twenty Thousand ($20,000.00) Dollars, Twenty-Five Thousand ($25,000.00) Dollars or Thirty Thousand ($30,000.00) Dollars, respectively, and which includes Ten Thousand ($10,000.00) Dollars for the Executive's


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          burial expenses. If the Executive's death occurs during the sixth year of the Agreement, or any year thereafter prior to Normal Retirement and 100% Vesting in the Accrued Benefit, upon the Executive's death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Thirty Thousand ($30,000.00) Dollars which includes Ten Thousand ($10,000.00) Dollars for the Executive's burial expenses, and the Executive shall receive payment for the amount of her Vested Accrued Benefit. If the Executive's death occurs at anytime after the Executive is 100% Vested in the Accrued Benefit, the Executive's Beneficiary shall be entitled to a one-time lump sum death benefit in the amount of Ten Thousand ($10,000) Dollars for the Executive's burial expenses and the Executive shall receive payment for the amount of her Vested Accrued Benefit. The Vested
          Accrued Benefit shall be annuitized into one hundred eighty (180) equal monthly installments using the Interest Factor and shall commence within thirty (30) days of the Executive's death. Any lump sum payment made pursuant to this Section shall be payable within thirty (30) days of the Executive's death. If the Executive's Beneficiary receives benefits pursuant to this Section, she shall not be entitled to the death benefit provided in Section 2.3. .21 "Vested Accrued Benefit" means the non-forfeitable portion of the Supplemental Retirement Income Benefit to which the Executive is entitled. It is computed by multiplying the Accrued Benefit by the Vesting percentage specified in Section 3.5. .22 "Year of Service" shall be earned upon
          completing  twelve  (12)  months  of  continuous   service  (including
          authorized leaves of absence) after the 1st day of January, 1993.

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                                   SECTION II
               PRE-RETIREMENT AND POST- RETIREMENT DEATH BENEFITS


2.1 Death Prior to Termination of Employment. In the event of the Executive's death prior to termination of employment with the Bank, while covered by the provisions of this Agreement, the Executive's Beneficiary (or the Beneficiary's estate) shall be paid the Survivor's Benefit. Payments shall commence within thirty (30) days of the date of death of Executive.

2.2 Death During Receipt of Supplemental Retirement Income Benefit. In the event of death of the Executive after commencement of the Supplemental Retirement Income Benefit covered in Subsection 3.1 of this Agreement, the Executive's Beneficiary (or the Beneficiary's estate) shall be entitled to receive a monthly amount which shall be payable for the balance of the one hundred eighty (180) month period and equal to the monthly benefit paid to the Executive prior to her death.

2.3 Additional Death Benefit - Burial Expenses. In addition to the above-described death benefits, upon her death, the Executive's Beneficiary shall be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand ($10,000.00) Dollars.
2.4 Death by Reason of Suicide. In the event the Executive dies by reason of suicide within two years of the Effective Date of this Agreement, all benefits under this Agreement shall be forfeited and the Agreement shall become null and void.

                                   SECTION III
          SUPPLEMENTAL RETIREMENT INCOME BENEFIT AND DISABILITY BENEFIT

3.1 Normal Retirement Benefit. At Normal Retirement Date, if the Executive is still covered by this Agreement, the Bank shall be obligated to pay the Executive the Supplemental Retirement Income Benefit. Such payments shall commence the first day of the month coincident with or next following the Executive's Normal Retirement Date and shall be payable monthly thereafter until all payments have been made.

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3.2      Postponed  Retirement Benefit.  The postponed retirement benefit of the
         Executive shall be the Supplemental Retirement Income Benefit as set forth in Subsection 3.1. However, the Board of Directors, in the exercise of its sole discretion, may elect to increase benefits if retirement is postponed past the Normal Retirement Date. The postponed retirement benefit shall not be paid to Executive until the Postponed Retirement Date.

3.3 Disability. If the Executive becomes Permanently and Totally Disabled prior to reaching her retirement, the Executive shall be entitled to receive a monthly amount equal to the annuity value of her Accrued Benefit at the time of disability, with such annuity value to be calculated over a term of one hundred eighty (180) months. Payments shall begin within thirty (30) days after the Executive becomes Permanently and Totally Disabled. In the event the Executive dies while receiving payments pursuant to this Subsection, or after becoming eligible for such payments but before the actual commencement of such payments, her Beneficiary shall be entitled to receive the full Survivor's Benefit for a period of one hundred eighty (180) months, reduced by the number of months disability payments were made to the Executive. If the total amount of disability payments received by the Executive under the provisions of this Subsection is less than the total amount of payments that would have been received had the Survivor's Benefit been paid in lieu of the disability benefit, the Bank shall pay the Executive's Beneficiary a lump sum payment for the difference. This lump sum payment shall be made within thirty (30) days of the Executive's death.

3.4 Financial Hardship Benefit. In the event the Executive suffers a Financial Hardship, the Bank may, if the Board deems it advisable in its sole and absolute discretion, distribute to the Executive as a Financial Hardship Benefit any portion of the Executive's Accrued Benefit existing at the date such distribution is authorized. A Financial Hardship Benefit shall be distributed at such times as the Board shall determine, and the Executive's Accrued Benefit shall be


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          reduced by the amount so distributed.  Retirement and/or death benefit payments substantially made pursuant to this Agreement, shall be actuarially reduced for any Financial Hardship Benefit paid to Executive.

3.5 Vesting. Vested Accrued Benefits, as described in Subsection 1.21, shall be determined according to the following schedule:

                  Year(s) of Service                 Percentage Vested
                  ------------------                 -----------------
                           1                                0%
                           2                                0%
                           3                                0%
                           4                                0%
                           5                                0%
                           6                                10%
                           7                                20%
                           8                                30%
                           9                                40%
                           10                               50%
                           11                               60%
                           12                               70%
                           13                                80%
                           14                                90%
                           15                               100%

         Interpolation shall be made for partial years. For example, 6.5 Years of Service would result in vesting of 15%. No vesting shall occur, however, until six (6) full Years of Service have been completed.

                                   SECTION IV
                           EXECUTIVE'S RIGHT TO ASSETS

     The rights of the Executive, any Beneficiary of the Executive, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary of the Executive, or any other person claiming through the


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Executive,  shall only have the right to receive from the Bank those payments so specified under this Agreement. The Executive agrees that she, her Beneficiary, or any other person claiming through her shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Executive or her Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain a general, unpledged, and unrestricted asset of the Bank.

                                    SECTION V
                            RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, her Beneficiaries or any successor in interest to her shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right, at its sole discretion, to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of

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the Executive,  then the Executive shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION VI
                            ACCELERATION OF PAYMENTS

         The Bank reserves the right to accelerate the payment of any benefits payable under this Agreement without the consent of the Executive, her Estate, her Beneficiaries, or any other person claiming through the Executive. In the event that the Bank accelerates the payment, the benefit shall be discounted by a rate equal to the Interest Factor.

                                   SECTION VII
                     ALIENABILITY AND ASSIGNMENT PROHIBITION

         Neither the Executive nor any Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or her Beneficiary, nor shall they be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.


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                                  SECTION VIII
                            TERMINATION OF EMPLOYMENT

8.1 Termination of Service Prior to Retirement Date. If, prior to the Executive's Normal Retirement Date, the Executive voluntarily terminates or is terminated without Cause by the Bank, the Bank shall pay to the Executive the amount of the Executive's Vested Accrued Benefit as of the date of termination, annuitized over the Payout Period, with such payments to commence the first day of the month coincident with or next following Normal Retirement Date. If the Executive dies before actual commencement of the benefit annuity or while receiving annuity payments, the Executive's Beneficiary shall be entitled to receive a continuation of the annuity for the balance of the one hundred eighty (180) month period. The Beneficiary shall also be entitled to the one-time lump sum payment provided for in Section
         2.3 upon the Executive's death. For purposes of this Section only, the amount of the death benefit provided for in Section 2.3 will be limited to the Executive's vesting as shown in Section 3.5. The death benefit shall be computed by multiplying Ten Thousand ($10,000.00) Dollars times the appropriate vesting percentage in Section 3.5.

8.2 Termination of Service for Cause. Should the Executive be terminated for Cause, all benefits provided under this Agreement shall be forfeited and the Agreement shall become null and void.

                                   SECTION IX
                                 ACT PROVISIONS

9.1 Named Fiduciary and Administrator. The Bank or its successor in interest shall be the Named Fiduciary and Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement

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         as established herein. It may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

9.2 Claims Procedure. In the event that benefits under this Agreement are not paid to the Executive (or to her Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within sixty
         (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if an additional review of the claim denial is desired.

         If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty
         (30) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based. If claimants disagree with the decision of the Administrator, nothing herein shall serve to preclude them from seeking any and all remedies available at law.

                                    SECTION X
                                  MISCELLANEOUS

10.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this
         Agreement:

         (1) The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than for Cause, shall not prejudice the Executive's vested right to compensation or other benefits under the contract. As provided in Section 8.2, the Executive shall not be entitled to any of the benefits provided for in this Agreement, including any vested benefits, in the event she is terminated for cause.

        (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (3) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order, but vested rights of the Executive shall not be affected.

         (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank:

                  (i) by the Executive or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

                  (ii) by the Executive or her designee, at the time the Executive or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Executive to be in an unsafe or unsound condition.

                  The  Executive  shall  be  vested  in  her  Accrued   Benefit;
                  therefore, other than termination for Cause, such amount shall not be affected by any action pursuant to this Subsection.

10.2 Disclosure. Each Executive shall receive a copy of her Agreement and the Administrator will make available, upon request, a copy of the rules and regulations that govern this type of Agreement.

10.3 State Law. The Agreement is established under, and will be construed according to, the laws of the State of Indiana, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.

10.4 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

10.5 Incapacity of Recipient. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of her person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of her person or Estate. Except as provided above in this paragraph, when the Bank's Board of Directors in its sole discretion, determines that an Executive is unable to manage her financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of such Executive.

10.6 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Executive Supplemental Retirement Income Agreement, and if the Beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the Beneficiary receiving such benefit under the terms of the Supplemental Retirement Income Benefit an amount by which the total estate tax due by Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event any Beneficiary has a liability hereunder, such Beneficiary may petition the Bank for a lump sum payment in an amount not to exceed the Beneficiary's liability hereunder.

10.7 Beneficiary Designation. The Director shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit A, a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of her death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

10.8 Unclaimed Benefit. The Executive shall keep the Bank informed of her current address and the current address of her Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of an Executive is not made known to the Bank within three years after the date on which any payment of the Executive's Supplemental Retirement Income Benefit may be made, payment may be made as though the Executive had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of the Executive, the Bank is unable to locate any Beneficiary of the Executive, then the Bank may fully discharge its obligation by payment to the Estate.

10.9 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, neither the Bank, nor any individual acting as an employee or agent of the Bank or as a member of the Board of Directors shall be liable to any Executive, former Executive, or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

10.10 Gender. Whenever, in this Agreement, words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

10.11 Affect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Executive to participate in, or be covered by, any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure. 10.12 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

                                   SECTION XI
                     NON-COMPETITION AFTER NORMAL RETIREMENT

11.1 Non-Compete Clause. The Executive expressly agrees that, as consideration for the agreements of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, throughout the entire period beginning with the date of this Agreement and continuing until the final payment is made to Executive, as provided herein, she will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area of the business of the Bank which may be deemed to be competitive with any business carried on by the Bank as of the date of the termination of the Executive's employment or her retirement.

11.2 Breach. In the event of any breach by the Executive of the agreements and covenants contained herein, the Board of Directors of the Bank shall direct that any unpaid balance of any payments to the Executive under this Agreement be suspended, and shall thereupon notify the Executive of such suspensions, in writing. Thereupon, if the Board of Directors of the Bank shall determine that said breach by the Executive has continued for a period of one (1) month following notification of such suspension, all rights of the Executive and her Beneficiaries under this Agreement, including rights to further payments hereunder, shall thereupon terminate.

                                   SECTION XII
                              AMENDMENT/REVOCATION

12.1 Amendment or Termination. The Bank intends the Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive any Executive of all or any portion of any Supplemental Retirement Income Benefit payment which has commenced prior to the effective date of the resolution amending or terminating the Agreement.

12.2 Termination Benefit. In the case of a termination of the Agreement, the Executive shall be entitled to her Accrued Benefit as of the termination date. Payment of the Executive's Accrued Benefit shall not be dependent upon her continuation of service with the Bank following the Agreement termination date. Payment of the Accrued Benefit shall be made in a lump sum within thirty (30) days of the termination. The Executive shall be deemed to be one hundred (100%) vested in her Accrued Benefit in the event of such termination of the Agreement.

                                  ARTICLE XIII
                                    EXECUTION

13.1 This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.

13.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this day of _______________, 19____.




                                        /s/ Cindy S. Chambers
                                        -------------------------------
                                        CINDY S. CHAMBERS


                                        CITIZENS SAVINGS BANK


                                        By: /s/ Fred W. Carter
                                            --------------------------

                                            President
                                            (Title)

                                      FIRST
                                    AMENDMENT
                                     OF THE
                   EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT
                                       OF
                                 CINDY CHAMBERS


         This First Amendment ("Amendment"), dated as of the 1st day of January, 1993, hereby amends the Director Deferred Compensation Joinder Agreement ("Agreement"), dated the 1st day of January, 1993, by and between CINDY CHAMBERS and Citizens Savings Bank.

Section 1.19 shall be replaced with the following language:

1.19 "Supplemental Retirement Income Benefit" means an amount equal to eighty (80%) percent of the highest base compensation earned by the Executive during any twelve (12) month period prior to the Executive's Normal Retirement Date less the actual annual amount available to the Executive from Bank funding of tax-qualified plan(s). If the Executive elects a payment option from a tax-qualified plan (or plans) which provides an actual annual benefit which is less than the annual benefit available to the Executive under a one hundred (100%) percent joint and survivor, ten year certain payment option, the Executive shall be deemed to receive an amount equal to the annual amount available under such one hundred (100%) percent joint and survivor, ten (10) year certain payment option. This net amount, which shall not exceed Thirty-Eight Thousand ($38,000.00) Dollars, shall be divided by twelve
         (12) and paid in monthly installments for a period of one hundred eighty (180) months.

         IN WITNESS WHEREOF, the parties have executed this Amendment in triplicate, the day and year written here below:

                                   /s/ Cindy S. Chambers
                                   ---------------------------------
Date_______________________        Cindy Chambers



                                   CITIZENS SAVINGS BANK


                                   By: /s/ Fred W. Carter
                                       -----------------------------
Date________________________           Fred W. Carter